Exhibit 99.1

NovaCopper Completes Sale of Titiribi Property to Brazil Resources

VANCOUVER, Sept. 1, 2016 /CNW/ - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) ("NovaCopper" or the "Company") is pleased to announce the completion of the previously announced sale of its wholly-owned subsidiary, Sunward Investments Limited, to Brazil Resources Inc. ("BRI").  NovaCopper sold Sunward Investments Limited, which indirectly owns the Titiribi property, located in Antioquia Province of Colombia, to BRI in exchange for 5 million common shares of BRI and 1 million warrants.  Each warrant is exercisable into one common share of BRI for a period of two years from the closing date of the transaction at a price of C$3.50 per BRI common share.  Using the 20 day volume weighted average price of BRI shares on the TSX-V of C$2.39, the value of the 5 million common shares of BRI would be approximately C$12.0 million (US$9.1 million).

NovaCopper Changing its Name to Trilogy Metals

To better reflect the diversity of metals at the Company's 100%-owned Upper Kobuk Minerals Projects located in northwest Alaska, NovaCopper will change its corporate name to Trilogy Metals Inc.  The Company expects to commence trading under the symbol "TMQ" and operating under the new name, and to launch its new website at www.trilogymetals.com, on September 8, 2016.

About NovaCopper

NovaCopper Inc. is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within NovaCopper's land package that spans approximately 143,000 hectares. NovaCopper has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, including the anticipated commencement of trading and operations under the new name, other than statements of historical fact are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's expectations include the uncertainties involving receipt of required regulatory approvals, satisfaction of closing conditions, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties and infrastructure; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in NovaCopper's Annual Report on Form 10-K for the year ended November 30, 2015 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other NovaCopper reports and documents filed with applicable securities regulatory authorities from time to time. NovaCopper's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NovaCopper assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

SOURCE NovaCopper Inc.

%CIK: 0001543418

For further information: NovaCopper Contacts: Rick Van Nieuwenhuyse, President & Chief Executive Officer, rickvann@novacopper.com; Elaine Sanders, Vice President & Chief Financial Officer, elaine.sanders@novacopper.com; 604-638-8088 or 1-855-638-8088

CO: NovaCopper Inc.

CNW 08:00e 01-SEP-16